UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55668 (Commission File Number)	47-3828760 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4507

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive License Agreement – IV/ICV

On February 17, 2017 (the “Effective Date”), Mustang Bio, Inc. (the “Company”) entered into an exclusive license agreement (the “IV/ICV Agreement”) with City of Hope (“COH”) to acquire intellectual property rights in patent applications related to the intraventricular and intracerebroventricular methods of delivering T cells that express Chimeric Antigen Receptors (“CAR”). Pursuant to the IV/ICV Agreement, the Company will pay COH an upfront fee of $125,000 within 30 days of the Effective Date, in addition to an annual maintenance fee. COH is eligible to receive milestone payments totaling approximately $125,000, upon and subject to the achievement of certain milestones.  Royalty payments in the low single digits are due on net sales of licensed products and revenue from sublicenses.

The term of the IV/ICV Agreement expires on a country-by-country basis and on a patent right basis on the later to occur of the expiration of the last to expire of any of the patent rights in such country and the date on which the last of the remaining obligations under the IV/ICV Agreement have been satisfied. Either the Company or COH may terminate the IV/ICV Agreement upon notice to the other upon breach without remedy or upon insolvency. In addition, the Company may terminate the IV/ICV Agreement at will without cause after adequate notice.

The CAR-T Agreements

On March 17, 2015, the Company entered into an exclusive license agreement (the “Original Agreement”) with COH to acquire CAR engineered T cells (“CAR-T”) technology, which included intellectual property rights in patents related to certain IL-13, CD123, and spacer technologies. (Filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on July 28, 2016). On February 17, 2017, the Company and COH amended and restated the Original Agreement in connection with these patents by entering into three separate amended and restated exclusive license agreements, one relating to CD123, one relating to IL-13 and one relating to the spacer technology, that amended the Original Agreement in certain other respects, and collectively replace the Original Agreement in its entirety. The total potential consideration payable to COH by the Company, in equity or cash, did not, in the aggregate, change materially from the Original Agreement.

A&R CD123 License

On February 17, 2017, the Company entered into an Amended and Restated Exclusive License Agreement with COH to acquire intellectual property rights pertaining to CD123 patent rights (the “A&R CD123 License”). Pursuant to the A&R CD123 License, the Company and COH acknowledge that an upfront fee has already been paid under the Original Agreement. In addition, an annual maintenance fee will continue to apply. COH is eligible to receive milestone payments totaling approximately $14.5 million upon and subject to the achievement of certain milestones.  Royalty payments in the mid-single digits are due on net sales of licensed products. The Company is obligated to pay COH a percentage of certain revenues received in connection with a sublicense in the mid-teens to mid-thirties, depending on the timing of the sublicense in the development of any product. In addition, equity grants made under the Original Agreement were acknowledged, and the anti-dilution provisions of the Original Agreement were carried forward.

The term of the A&R CD123 License expires on a country-by-country basis and on a patent right basis on the later to occur of the expiration of the last to expire of any of the patent rights in such country and the date on which the last of the remaining obligations under the A&R CD123 License have been satisfied. Either the Company or COH may terminate the A&R CD123 License upon notice to the other upon breach without remedy or insolvency. We may also terminate the A&R CD123 License at will without cause.

A&R IL-13 License

On February 17, 2017, the Company entered into an Amended and Restated Exclusive License Agreement with COH to acquire intellectual property rights pertaining to IL-13 patent rights (the “A&R IL-13 License”). Pursuant to the A&R IL-13 License, the Company and COH acknowledge that an upfront fee has already been paid under the Original Agreement. In addition, an annual maintenance fee will continue to apply. COH is eligible to receive milestone payments totaling approximately $14.5 million upon and subject to the achievement of certain milestones.  Royalty payments in the mid-single digits are due on net sales of licensed products. The Company is obligated to pay COH a percentage of certain revenues received in connection with a sublicense in the mid-teens to mid-thirties, depending on the timing of the sublicense in the development of any product. In addition, equity grants made under the Original Agreement were acknowledged, and the anti-dilution provisions of the Original Agreement were carried forward.

The term of the A&R IL-13 License expires on a country-by-country basis and on a patent right basis on the later to occur of the expiration of the last to expire of any of the patent rights in such country and the date on which the last of the remaining obligations under the A&R IL-13 License have been satisfied. Either the Company or COH may terminate the A&R IL-13 License upon notice to the other upon breach without remedy or insolvency. We may also terminate the A&R IL-13 License at will without cause.

A&R Spacer License

On February 17, 2017, the Company entered into an Amended and Restated Exclusive License Agreement with COH to acquire intellectual property rights pertaining to Spacer patent rights (the “A&R Spacer License”). Pursuant to the A&R Spacer License, the Company and COH acknowledged that an upfront fee has already been paid under the Original Agreement. In addition, an annual maintenance fee will continue to apply.  No royalties are due if the Spacer technology is used in conjunction with a CD123 CAR or an IL-13 CAR, and royalty payments in the low single digits are due on net sales of licensed products if the Spacer technology is used in conjunction with other intellectual property. The Company is obligated to pay COH a percentage of certain revenues received in connection with a sublicense in the mid-thirties. In addition, equity grants made under the Original Agreement were acknowledged, and the anti-dilution provisions of the Original Agreement were carried forward.

The term of the A&R Spacer License expires on a country-by-country basis and on a patent right basis on the later to occur of the expiration of the last to expire of any of the patent rights in such country and the date on which the last of the remaining obligations under the A&R Spacer License have been satisfied. Either the Company or COH may terminate the A&R Spacer License upon notice to the other upon breach without remedy or insolvency. We may also terminate the A&R Spacer License at will without cause.

The summaries of each agreement set forth above do not purport to be complete and are subject to and qualified in their entirety by reference to the text of such agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)

Date: February 24, 2017

	By:	/s/ Michael S. Weiss
Michael S. Weiss
President and Chief Executive Officer